EXHIBIT 32

Section 1350 Certifications

                The undersigned, Charles M. Sprock, is the Chief Executive Officer of Rome Bancorp, Inc. (the “Company”).

                This statement is being furnished in connection with the filing by the Company of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (the “Report”).

                By execution of this statement, I certify that:

A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

B)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

August 9, 2005	/s/Charles M. Sprock
Dated	Charles M. Sprock

Section 1350 Certifications

                The undersigned, David C. Nolan, is the Chief Financial Officer of Rome Bancorp, Inc. (the “Company”).

                This statement is being furnished in connection with the filing by the Company of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (the “Report”).

                By execution of this statement, I certify that:

A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

B)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

August 9, 2005	/s/David C. Nolan
Dated	David C. Nolan